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                                                                      Exhibit 24

                               POWER OF ATTORNEY

                               TELXON CORPORATION


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of Telxon Corporation, a Delaware corporation (the "Company"), does hereby make, constitute and appoint Robert F. Meyerson, William J. Murphy, Kenneth W. Haver and Gerald J. Gabriel, and each of them acting individually, his true and lawful attorney-in-fact and agent with power to act without the other and full power of substitution and resubstitution, to prepare or cause to be prepared, to execute for and on his behalf and in his name and in his capacity as a Director of the Company, and to deliver and file or cause to be delivered and filed any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission (the "Commission") pursuant thereto, in connection with the filing with the Commission of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, together with any amendments and any exhibits and other documents in support thereof or supplemental thereto, hereby granting to said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing whatsoever as said attorneys-in-fact and agents may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally or in the capacity as aforesaid, hereby ratifying and confirming all acts and things which said attorneys-in-fact and agents may do or cause to be done by virtue of these presents.

         IN WITNESS WHEREOF, the undersigned has subscribed these presents, effective as of the 20th day of June, 1995.


         /s/ Robert F. Meyerson                             /s/ Norton W. Rose
         ----------------------------------                 ----------------------------------
         Robert F. Meyerson, Director                       Norton W. Rose, Director


         /s/ William J. Murphy                              /s/ Raj Reddy
         ----------------------------------                 ----------------------------------
         William J. Murphy, Director                        Raj Reddy, Director


         /s/ John H. Cribb                                  /s/ J. Robert Anderson
         ----------------------------------                 ----------------------------------
         John H. Cribb, Director                            J. Robert Anderson, Director


         /s/ Robert A. Goodman                              /s/ Walter J. Salmon
         ----------------------------------                 ----------------------------------
         Robert A. Goodman, Director                        Walter J. Salmon, Director